As filed with the Securities and Exchange Commission on March 30, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HEALTHSOUTH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	63-0860407
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One HealthSouth Parkway

Birmingham, Alabama 35243

(205) 967-7116

(Address, including Zip Code, and Telephone Number, including Area Code, of

Registrant’s Principal Executive Offices)

John P. Whittington

Executive Vice President, General Counsel and Corporate Secretary

HealthSouth Corporation

One HealthSouth Parkway

Birmingham, Alabama 35243

(205) 967-7116

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Robert B. Pincus, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square, P.O. Box 636

Wilmington, Delaware 19899-0636

(302) 651-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	723,921 shares	$22.41 (1)	$16,223,070	$499

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average high and low prices of the common stock of HealthSouth Corporation as reported on the New York Stock Exchange as of March 28, 2007.

Prospectus

HEALTHSOUTH CORPORATION

723,921 Shares of Common Stock

We may offer and sell shares of our common stock, par value, $0.01 per share, from time to time under this prospectus, up to an aggregate of 723,921 shares (“Shares”). To the extent required, we will describe in a prospectus supplement the specific terms of each such offering.

We may offer these Shares in amounts, at prices and on terms determined at the time of offering. We may sell the Shares directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the Shares, we will name them and describe their compensation in a prospectus supplement.

You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “HLS.” On March 29, 2007, the last reported sale price of our common stock on the New York Stock Exchange was $21.69 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2007

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, the terms “HealthSouth,” “we,” “us,” “our,” and the “Company” refer to HealthSouth Corporation and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more transactions. This prospectus provides a general description of the securities that may be sold by us. Each time we sell securities described in this prospectus, we are required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about us and the terms of the securities being sold. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial position, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS

This prospectus contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include:

•	each of the factors incorporated herein by reference and discussed under the heading Risk Factors, starting on page 2 of this prospectus;

•	the outcome of our plan to reposition our primary focus on the post-acute care sector, including the results of our attempts to divest our surgery centers, outpatient and diagnostic divisions;

•	changes or delays in or suspension of reimbursement for our services by governmental or private payors;

•	changes in the regulations of the health care industry at either or both of the federal and state levels;

•	changes in reimbursement for health care services we provide;

•	competitive pressures in the health care industry and our response to those pressures;

•	our ability to obtain and retain favorable arrangements with third-party payors;

•	our ability to attract and retain nurses, therapists, and other health care professionals in a highly competitive environment with often severe staffing shortages; and

•	general conditions in the economy and capital markets.

The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

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SUMMARY

This summary highlights some information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and related notes incorporated by reference in this prospectus, before deciding to invest in the offered securities.

HealthSouth Corporation

HealthSouth is the largest provider of rehabilitative health care and ambulatory surgery services in the United States, with 978 facilities and approximately 33,000 full- and part-time employees as of December 31, 2006. We provide these services through a national network of inpatient and outpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, and other health care facilities. Shares of our common stock began trading on the New York Stock Exchange on October 26, 2006 under the ticker symbol “HLS.”

This prospectus relates to the sale by us of 723,921 Shares which we have agreed to register under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the previously disclosed Agreement and Stipulation, dated December 8, 2006 (the “Settlement Agreement”), entered into in connection with the derivative suit for and on behalf of HealthSouth Corporation, captioned Tucker v. Scrushy, et al. CV 02-5212, in the Circuit Court of Jefferson County (the “Derivative Action”). We intend to use any proceeds we receive from the sale of the Shares for general corporate purposes, which may include the payment of certain fees and expenses incurred by us in connection with the partial settlement of the Derivative Action.

You should read this prospectus and any prospectus supplement together with the additional information contained under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

HealthSouth was incorporated under the laws of the State of Delaware. Our principal executive offices are located at One HealthSouth Parkway, Birmingham, Alabama 35243, and our telephone number is (205) 967-7116. Our Internet website address is www.healthsouth.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

Recent Significant Events

On March 12, 2007, the Company announced it had amended its existing Senior Secured Credit Facilities to lower the applicable interest rates and modify certain other covenants. The amendment and related supplement reduce the interest rate on the Term Loan B to LIBOR plus 2.5%, as well as reduce the applicable participation rate on the Tranche A letter of credit facility to 2.5%. The amendment also gives the Company the appropriate approvals for its divestiture activities.

On March 25, 2007, we entered into a Stock Purchase Agreement with ASC Acquisition LLC (“ASC”), a Delaware limited liability company and newly-formed affiliate of TPG Partners V, L.P. (“TPG”), pursuant to which ASC will acquire our surgery centers division for approximately $945 million. The purchase price consists of cash consideration of $920 million, subject to certain adjustments, and an equity interest whereby we will have an option to acquire 5% of ASC’s primary shares acquired by TPG at closing at an exercise price that will escalate at 15% annually, which option is estimated to be worth between $25 and $30 million assuming a five-year horizon. The closing of the transactions is subject to the satisfaction of closing conditions set forth in the Stock Purchase Agreement, including certain regulatory and other approvals. The closing is anticipated to occur in the third quarter of 2007.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended by our Form 10-K/A filed with the SEC on March 22, 2007, which are incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment decision. See “Where You Can Find More Information.”

Risks Related to Our Common Stock

The price of our common stock historically has experienced significant price and volume fluctuations, which may make it difficult for you to resell the common stock.

The market price of our common stock historically has experienced and may continue to experience significant price and volume fluctuations similar to those experienced by the broader stock market in recent years. In addition, the price of our common stock may fluctuate significantly in response to various factors, including, but not limited to: (1) variations in annual or quarterly financial results; (2) changes by financial research analysts in their estimates of our earnings or the earnings of our competitors; and (3) conditions in the economy in general or the healthcare industry in particular, including increased competitive pressures and dependence on, and pricing pressures from, the industry and its customers.

Significant sales of common stock, or the perception that significant sales may occur in the future, could adversely affect the market price for our common stock and may significantly dilute stockholder value.

The sale of substantial amounts of our common stock could adversely affect its price. We have also filed with the SEC a registration statement, on behalf of certain selling securityholders named therein, to register certain shares of our 6.50% Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”), warrants to purchase shares of our common stock and shares of our common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the warrants. When the SEC declares that registration statement effective, the shares of common stock issuable upon conversion of the Series A Preferred Stock will be immediately available for sale, without regard to volume limits, timing, manner of sale or other restrictions under federal and state securities laws. The availability of a large block of stock for sale in relation to our normal trading volume, including a large block sold by a selling securityholder named in that registration statement, could result in a decline in the market price of our common stock and may have a dilutive effect on our existing stockholders. Sales by these selling securityholders also might make it more difficult for us to sell equity securities in the future at times and prices that we deem appropriate.

During a liquidation, our obligations to the holders of shares of our Series A Preferred Stock must be satisfied before any payments are made to the holders of our common stock.

If we are liquidated, the holders of our Series A Preferred Stock will be entitled to be paid in full before any payments are made to the holders of our common stock. Our Series A Preferred Stock has an aggregate liquidation preference of $400,000,000. Any funds used to pay the holders of our Series A Preferred Stock must be paid before any amounts may be paid to the holders of our common stock.

USE OF PROCEEDS

We agreed to use our best efforts to register and effectuate the sale of the Shares pursuant to the terms of the previously disclosed Settlement Agreement. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of the Shares offered hereby primarily for general corporate purposes, which may include the payment of certain fees and expenses incurred by us in connection with the partial settlement of the Derivative Action. We may invest the net proceeds temporarily until we use them for their stated purpose.

PLAN OF DISTRIBUTION

We may sell our common stock under this prospectus from time to time.

We may sell our common stock in one or more offerings:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell our common stock from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of our common stock. We will describe the method of distribution of our common stock and the terms of the offering in the prospectus supplement. If we do offer common stock through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters, dealers or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

If underwriters are used in the sale of our common stock, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our common stock an option to purchase additional common stock to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our common stock. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to a prospectus supplement will be included in the New York Stock Exchange.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our common stock. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our common stock may engage in transactions with and perform other services for us for which they receive compensation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

You may copy and inspect the Registration Statement, including the exhibits thereto, and the periodic reports and information referred to above at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available to the public from commercial document retrieval services and at the Internet worldwide website maintained by the SEC at “http://www.sec.gov.”

In addition, you may obtain these materials on our website. Our Internet website address is www.healthsouth.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to our common stock.

You may also request a copy of any SEC filings, and any information required by Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, at no cost, by contacting:

HealthSouth Corporation

One HealthSouth Parkway

Birmingham, Alabama 35243

Attention: General Counsel

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering:

•	Our Annual Report on Form 10–K for the fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007, as amended by our Form 10-K/A filed with the SEC on March 22, 2007;

•	Our Current Report on Form 8–K that was filed with the SEC on January 12, 2007;

•	Our Current Report on Form 8–K that was filed with the SEC on January 30, 2007;

•	Our Current Report on Form 8–K that was filed with the SEC on February 9, 2007;

•	Our Current Report on Form 8–K that was filed with the SEC on February 20, 2007;

•	Our Current Report on Form 8–K that was filed with the SEC on March 1, 2007;

•	Our Current Report on Form 8–K that was filed with the SEC on March 5, 2007;

•	Our Current Report on Form 8–K that was filed with the SEC on March 14, 2007;

•	Our Current Report on Form 8–K that was filed with the SEC on March 26, 2007;

•	Our Current Reports on Form 8–K that were filed with the SEC on March 30, 2007; and

•

Our Registration Statement on Form 8-A, filed with the SEC on September 13, 2006, describing our common stock, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

HealthSouth Corporation

General Counsel

One HealthSouth Parkway

Birmingham, Alabama 35243

(205) 967-7116

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by John P. Whittington, Esq., our Executive Vice President, General Counsel and Corporate Secretary.

EXPERTS

The financial statements incorporated in this prospectus by reference to HealthSouth Corporation’s Current Report on Form 8-K dated March 30, 2007 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of HealthSouth Corporation for the year ended December 31, 2006, have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities registered hereby will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$499
Accounting Fees and Expenses	$10,000
Legal Fees	$35,000
Printing Fees	$50,000
Total	$95,499

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation, as amended and the amended and restated bylaws of HealthSouth Corporation, a Delaware corporation (the “Registrant”). Article VI or the Registrant’s amended and restated bylaws provides that, to the full extent permitted by applicable law, the Registrant will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or, (b) any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Registrant pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. Article VI of the Registrant’s amended and restated bylaws provides that its has the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under applicable law. The Registrant presently has an insurance policy for its directors and officers in the amount of $200 million, which includes $50 million in coverage for individual directors and officers in circumstances where we are legally or financially unable to indemnify these individuals.

Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of The Registrant’s restated certificate of incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which the Director derived an improper personal benefit.

Under separate indemnification agreements with HealthSouth Corporation, each director and certain officers of the Registrant are indemnified against all liabilities relating to his or her position as a director or officer of HealthSouth Corporation, to the fullest extent permitted under applicable laws.

Item 16.	List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on March 30, 2007.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name:	John P. Whittington
Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay Grinney Jay Grinney	President, Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2007

/s/ John L. Workman John L. Workman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2007

/s/ Jon F. Hanson Jon F. Hanson	Chairman of the Board of Directors	March 30, 2007

/s/ Edward A. Blechschmidt Edward A. Blechschmidt	Director	March 30, 2007

/s/ Donald L. Correll Donald L. Correll	Director	March 30, 2007

/s/ Yvonne M. Curl Yvonne M. Curl	Director	March 30, 2007

/s/ Charles M. Elson Charles M. Elson	Director	March 30, 2007

/s/ Leo I. Higdon, Jr. Leo I. Higdon, Jr.	Director	March 30, 2007

/s/ John E. Maupin, Jr. John E. Maupin, Jr.	Director	March 30, 2007

/s/ L. Edward Shaw, Jr. L. Edward Shaw, Jr.	Director	March 30 , 2007

EXHIBIT INDEX

Exhibit Numbers	Description

3.1	Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of the State of Delaware on May 21, 1998 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Annual Report on Form 10-K filed with the SEC on June 27, 2005).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of the State of Delaware on October 25, 2006 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed with the SEC on October 31, 2006).

3.3	Amended and Restated By-Laws of HealthSouth Corporation, effective as of September 21, 2006 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed with the SEC on September 27, 2006).

3.4	Amendments to Amended and Restated By-Laws of HealthSouth Corporation, effective as of February 28, 2007 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed with the SEC on March 5, 2007).

5.1	Opinion of John P. Whittington, Esq., Executive Vice President, General Counsel and Corporate Secretary of HealthSouth Corporation, regarding the validity of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of John P. Whittington, Esq., Executive Vice President, General Counsel and Corporate Secretary of HealthSouth Corporation (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).